EXHIBIT 99.1

Contacts:
Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Susan Baranyi
Senior Director, Corporate Communications	(617) 692-0511
(781) 860-8533	susan.baranyi@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS SECOND QUARTER 2006 RESULTS;
TOTAL REVENUES $47.8 MILLION; NET PRODUCT REVENUES $45.7 MILLION, UP 78% VS. 2Q05

GAAP LOSS $0.09 PER SHARE
NON-GAAP INCOME $0.06 PER SHARE

Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm EDT

Lexington, MA, July 19, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the second quarter ended June 30, 2006.  Net product revenues for the second quarter of 2006 totaled $45.7 million, compared to $25.6 million for the second quarter of 2005, up 78% year-over-year.  CUBICIN domestic revenue growth remains strong, with a 22% increase over the first quarter of 2006.

Total revenues for the second quarter of 2006 were $47.8 million, compared to $28.3 million for the second quarter of 2005. The increase was attributable primarily to the significant growth in net product sales of CUBICIN.

Net loss for the second quarter of 2006 on a GAAP basis was $5.1 million, or $0.09 per share, compared to $7.7 million or $0.15 per share for the second quarter of 2005.  GAAP net loss includes $2.7 million, or $0.05 per share, in stock-based compensation expenses as a result of our adoption on January 1, 2006 of Financial Accounting Standards No. 123(R) (“FAS 123(R)”). GAAP net loss also includes $5.7 million, or $0.10 per share, of costs related to the early repayment of the Company’s $165.0 million of 5 ½ % Convertible Subordinated Notes which were due in 2008.  The $5.7 million consists of a prepayment penalty of $3.9 million and a non-cash charge of $1.8 million related to the write-off of the unamortized balance of debt issuance costs associated with the $165.0 million of 5 ½ % Convertible Subordinated Notes.

Non-GAAP net income, excluding the charges mentioned above was $3.3 million, or $0.06 per share.

Use of Non-GAAP Financial Measures

Cubist adopted FAS 123(R) on January 1, 2006 using the modified prospective method, which resulted in the recognition of stock compensation expenses in the statement of operations during the first and second quarters of 2006 without adjusting the prior year first and second quarters.

Cubist uses non-GAAP financial measures to improve its analysis of operational results and trends.  Cubist’s management also uses these non-GAAP financial measures to make financial and operational decisions as these numbers exclude non-operational activities.  These measures should not be considered an alternative to measurements required by GAAP and should not be considered measures of our liquidity. A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

*****************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast today at 5:00 p.m. EDT to discuss second quarter financial results, the company’s business activities, and financial outlook.

LIVE DOMESTIC & CANADA CALL-IN:  (877) 407-0778

LIVE INTERNATIONAL CALL-IN:  (201) 689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 660-6853
24-HOUR REPLAY INTERNATIONAL:  (201) 612-7415
REPLAY Account # 286 & Conference ID # 204945 (both are needed)

CALL ALSO WILL BE BROADCAST LIVE, LISTEN ONLY, VIA THE INTERNET AT:
www.cubist.com
Replay will be available for 30 days at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide program, the product candidate HepeX-B™ and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently-planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii) the level of acceptance of CUBICIN by physicians, patients, and the medical community and the continued availability of reimbursement from third-party payors, including governments, private insurance plans and managed care providers; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)  competition, particularly with respect to CUBICIN; (v) whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of bulk drug substance, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and at an acceptable cost; (viii) our dependence upon pharmaceutical and biotechnology collaborations; (ix)  our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to discover, in-license, or acquire drug candidates and develop and achieve commercial success for drug candidates; (xiv) our ability to integrate successfully the operations of any business we may acquire and the potential  impact of any future acquisition on our financial results;  and (xv)  a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

###

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and investments	$271,721	$101,748
Accounts receivable, net	17,814	14,701
Inventory	19,486	16,695
Property and equipment, net	47,924	46,027
Other assets	42,113	38,894
Total assets	$399,058	$218,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$26,932	$35,138
Deferred revenue	1,250	1,250
Debt, capital lease and other obligations	352,069	165,078
Total liabilities	380,251	201,466

Total stockholders’ equity	18,807	16,599

Total liabilities and stockholders’ equity	$399,058	$218,065

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Product revenues, net	$45,681	$25,642	$83,622	$46,531
Other revenues	2,113	2,613	4,227	5,406
Total revenues, net	47,794	28,255	87,849	51,937

Costs and expenses:
Cost of product revenues	11,790	7,371	21,922	14,296
Research and development	13,674	12,636	27,255	26,379
Sales and marketing	14,249	10,083	28,317	19,628
General and administrative	6,607	4,241	13,275	9,003
Total costs and expenses	46,320	34,331	90,769	69,306

Operating income (loss)	1,474	(6,076)	(2,920)	(17,369)

Other expense, net	(6,547)	(1,672)	(8,033)	(3,261)

Net loss	$(5,073)	$(7,748)	$(10,953)	$(20,630)

Basic and diluted net loss per common share	$(0.09)	$(0.15)	$(0.20)	$(0.39)

Basic and diluted weighted average number of common shares	54,347,892	53,292,670	54,214,340	52,404,707

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
GAAP net loss	$(5,073)	$(7,748)	$(10,953)	$(20,630)

Stock-based compensation expense under SFAS 123(R)	2,676	—	5,251	—

Debt prepayment penalty and write off of debt issuance costs	5,662	—	5,662	—

Non-GAAP proforma net income (loss)	$3,265	$(7,748)	$(40)	$(20,630)

Non-GAAP basic net income (loss) per common share	$0.06	$(0.15)	$(0.00)	$(0.39)

Basic weighted average number of common shares	54,347,892	53,292,670	54,214,340	52,404,707